UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 5, 2025

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 North 2200 West
Salt Lake City, Utah 84116
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported below in Item 5.07, Myriad Genetics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company's stockholders approved an amendment to the Company's 2017 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2017 Plan”), which increased the aggregate number of shares of common stock available for the grant of awards under the 2017 Plan by an additional 6.5 million shares.

Additionally, on June 5, 2025, the Board of Directors (the “Board”) of the Company approved an amendment to Section 4(c)(i) of the 2017 Plan to increase the cap on the number of shares to be issued in any fiscal year from 500,000 shares to 574,040 shares of common stock.

A summary of the material terms of the 2017 Plan is set forth in the Company's definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 9, 2025. A copy of the 2017 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07 Submissions of Matters to a Vote of Security Holders

On June 5, 2025, Company held its Annual Meeting. Of the 92,171,423 shares of Company common stock outstanding as of the record date of April 8, 2025, a quorum of 82,230,185 shares, or approximately 89.21% of the outstanding shares of Company common stock, was present via webcast or represented by proxy.

The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Directors

	Votes	Votes	Votes	Broker
	For	Against	Abstained	Non-Votes
Samraat S. Raha	73,401,449	258,083	23,526	8,547,127
Heiner Dreismann, PH.D.	69,560,417	4,098,163	24,478	8,547,127
Colleen F. Reitan	69,922,952	3,732,650	27,456	8,547,127

Each of Samraat S. Raha, Heiner Dreismann, PH.D., and Colleen F. Reitan was elected to serve as a director of the Company for a term expiring at the 2028 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal.

Proposal No. 2: Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

Votes	Votes	Votes
For	Against	Abstained
78,614,062	3,591,463	24,660

The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025, was approved by stockholders.

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers, as Disclosed in the Proxy Statement

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
67,755,156	5,847,659	80,243	8,547,127

The advisory vote to approve the compensation of the Company's named executive officers, as disclosed in the proxy statement, was approved by stockholders.

Proposal No. 4: Approval of a Proposed Amendment to the 2017 Plan to Replenish the Share Pool for Equity Incentive Grants

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
69,476,724	4,175,785	30,549	8,547,127

The stockholders voted to approve the proposed amendment to the 2017 Plan to increase the aggregate number of shares of common stock available for the grant of awards under the 2017 Plan by an additional 6.5 million shares.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

10.1+	2017 Employee, Director and Consultant Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(+) Management contract or compensatory plan arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: June 5, 2025	By:	/s/ Scott J. Leffler
Scott J. Leffler
Chief Financial Officer